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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM

                                 June 21, 1999

TriQuint Semiconductor, Inc.
2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124

    RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 (File No.
333-        ) to be filed by you with the Securities and Exchange Commission on or about June 22, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,442,811 shares (including 579,497 shares issuable upon exercise of the underwriters' over-allotment option) of Common Stock of TriQuint Semiconductor, Inc. (the "Shares"). Of the Shares, 3,579,497 shares (including all shares subject to the above-referenced over-allotment option) are authorized but heretofore unissued, and 863,314 shares are or will be issued and outstanding and held by the selling stockholder referred to in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI